UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2026

BLACKROCK TCP CAPITAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	814-00899	56-2594706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2951 28th Street, Suite 1000 Santa Monica, California	90405
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 566-1000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.0001 par value	TCPC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Set forth below are certain preliminary financial results of BlackRock TCP Capital Corp. (the “Company”) as of and for the quarter ended December 31, 2025, which are estimated as of January 23, 2026. The following estimates are not a comprehensive statement of our financial condition or results as of and for the three-month period ended December 31, 2025. These estimates are preliminary and unaudited and thus inherently uncertain and subject to change. We advise you that our actual results that will be reflected in the Company’s financial statements for the year ended December 31, 2025, when they are released, may differ materially from these estimates (which are based solely on determinations for such period made prior to the date hereof) as a result of the completion of our financial closing procedures, final adjustments and other developments that may arise between now and the time that our financial results as of and for the three month period ended December 31, 2025 are finalized. The Company’s financial reporting and valuation process relies upon the expertise and experience of the Company’s investment professionals, independent third-party pricing vendors and valuation firms to establish a value for each investment based on the most recently available market data at the time of valuation. As part of the Company’s commitment to robust financial reporting and valuation processes, Management, in consultation with the Board, has and will continue to draw on resources from across BlackRock’s Private Financing Solutions (PFS) platform to support portfolio data collection and information flow in collaboration with work performed by third-party pricing vendors and valuation firms. The Company’s results remain subject to substantial risk and uncertainties.  For additional information on the risks applicable to the Company, please see the “Risk Factors” section of the Company’s Form 10-K for the year ended December 31, 2024, the Company’s subsequent periodic filings on Form 10-Q, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission.

Preliminary Financial Estimates:

We currently preliminarily estimate:

•
The Company’s net asset value per share as of December 31, 2025 to be between approximately $7.05 and $7.09, an anticipated decline of approximately 19.0% during the quarter ended December 31, 2025, compared to a net asset value per share of $8.71 as of September 30, 2025.  This decline is primarily driven by issuer-specific developments during the quarter.

•
The Company’s net investment income per share to be between approximately $0.24 and $0.26 for the three months ended December 31, 2025, which includes approximately 10.9% of payment-in-kind (PIK) income.

•
Debt investments on non-accrual status will represent approximately 4.0% of the Company’s portfolio at fair value and approximately 9.6% at cost as of December 31, 2025, compared to 3.5% of the Company’s portfolio at fair value and 7.0% at cost as of September 30, 2025.

•
That the Company’s net regulatory leverage will be approximately 1.45x on December 31, 2025 compared to 1.20x on September 30, 2025, resulting in an estimated total debt-to-equity leverage ratio of approximately 1.74x on December 31, 2025. The Company expects to reduce leverage over time as it continues to exit positions.

•	That the Company will have approximately $483.0 million of available leverage and approximately $61.1 million in cash as of December 31, 2025.

•
That for the year ended December 31, 2025, the average size of the Company’s investments in new portfolio companies was approximately $5.8 million compared to the average position size of $11.7 million as of December 31, 2024.  All new investments during the year ended December 31, 2025 were in first-lien loans, bringing the total portfolio exposure to first lien loans to approximately 87.5% on a fair value basis as of December 31, 2025, compared to total portfolio exposure to first lien loans of 83.6% on a fair value basis as of December 31, 2024.

The Advisor has voluntarily agreed to waive one-third of its base management fee with respect to the Company for the calendar quarter beginning on October 1, 2025 and ending on December 31, 2025. The preliminary financial estimates above incorporate the anticipated benefit of the voluntary management fee waiver, which is approximately $0.02 per share.

The biggest negative contributors to the Company’s performance were the following portfolio companies (in order of contribution), which contributed approximately 67% or approximately $1.11 per share of the decline to the Company’s net asset value per share as of December 31, 2025:

•	Edmentum

•	Razor

•	SellerX

•	HomeRenew/Renovo (previously discussed in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2025)

•	Hylan

•	InMobi

The preliminary financial estimates provided herein have been prepared by, and are the responsibility of, the Company’s management. Deloitte & Touche LLP, our independent registered public accounting firm, has not audited, reviewed, compiled, or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, Deloitte & Touche LLP does not express an opinion or any form of assurance with respect thereto.

CONFERENCE CALL

The Company will report final results of operations as of and for the three months and year ended December 31, 2025 before the market opens on Friday, February 27, 2026. The Company will also host an earnings conference call on Friday, February 27, 2026 to discuss its financial results.

FORWARD-LOOKING STATEMENTS

This material contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. We use words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “should,” “could,” “may,” “plan” and similar words to identify forward-looking statements. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in general economic conditions or changes in the conditions of the industries in which the Company makes investments, risks associated with the availability and terms of financing, changes in interest rates, availability of transactions, and regulatory changes. Certain factors could cause actual results to differ materially from those contained in the forward-looking statements, including, but not limited to, those factors included in the “Risk Factors” section of the Company’s Form 10-K for the year ended December 31, 2024, the Company’s subsequent periodic filings on Form 10-Q, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. Forward-looking statements are made as of the date of this filing and are subject to change without notice. The Company has no duty and does not undertake any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock TCP Capital Corp.

	By:	/s/ Erik L. Cuellar
Date: January 23, 2026		Erik L. Cuellar
Chief Financial Officer